Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
	Carolina Trust BancShares, Inc. Jerry L. Ocheltree (704) 735-1104	Clover Community Bankshares, Inc. Gwen Thompson (803) 222-7660

Carolina Trust BancShares and Clover Community Announce

Shareholder Approvals for Merger

LINCOLNTON, N.C. AND CLOVER, S.C., December 13, 2018 (GLOBE NEWSWIRE) – Carolina Trust BancShares, Inc. (“Carolina Trust”) (NASDAQ: CART), the parent company of Carolina Trust Bank, and Clover Community Bankshares, Inc. (“Clover”), parent company of Clover Community Bank, jointly announced today the receipt of required shareholder approvals to consummate their previously announced merger.  At separate shareholders’ meetings held on December 12, 2018, each parent company’s respective shareholders approved the merger agreement and the transactions contemplated thereby, including the merger of Clover with and into Carolina Trust.

The merger, which has received all required regulatory approvals, is expected to close on January 1, 2019, subject to satisfaction of other customary closing conditions.

Under the terms of the approved merger agreement, each share of Clover common stock and preferred stock will be exchanged, at the election of each Clover shareholder, for either 2.7181 shares of Carolina Trust common stock or $22.00 in cash, subject to customary proration procedures that will result in an aggregate 80% stock/20% cash consideration mix.  Assuming closing of the merger on January 1, 2019, Clover shareholders should expect to receive election forms and customary transmittal materials in mid-January 2019.

About Carolina Trust BancShares, Inc.
Carolina Trust is the registered bank holding company of Carolina Trust Bank. Carolina Trust Bank is a full-service, state-chartered community bank headquartered in Lincolnton, NC operating nine full-service offices and one loan production office.  Carolina Trust Bank provides a highly competitive suite of personal and business banking products and services to customers in the Piedmont and Mountain Regions of North Carolina to the north and west of Charlotte, NC.

About Clover Community Bankshares, Inc.
Clover is a registered bank holding company headquartered in Clover, SC, and is the parent company for Clover Community Bank. Clover Community Bank is a South Carolina-chartered bank that was formed in 1987 in response to the area’s need for a locally owned and operated community bank. Clover Community Bank operates two full-service branches in Clover and Lake Wylie, SC.

Additional Information About the Merger and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Carolina Trust or Clover. In connection with the proposed merger of Clover with and into Carolina Trust, Carolina Trust has filed with the Securities and Exchange Commission, or SEC, a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Carolina Trust and Clover and a Prospectus of Carolina Trust, as well as other relevant documents concerning the proposed merger.

SHAREHOLDERS OF Carolina Trust AND CLOVER ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Joint Proxy Statement/Prospectus and other relevant materials, and any other documents that Carolina Trust has filed with the SEC, may be obtained free of charge at the SEC’s internet site, http://www.sec.gov. Copies of the documents that Carolina Trust has filed with the SEC may also be obtained, free of charge, by directing a written request to Carolina Trust, 901 East Main Street, Lincolnton, NC 28092, Attn: Edwin Laws, Chief Financial Officer, or by accessing these documents at the Company’s website: www.carolinatrust.com.

Cautionary Language Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Carolina Trust and Clover intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Carolina Trust and Clover, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. Carolina Trust’s and Clover’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could impact the forward-looking statements contained herein or that could have a material adverse effect on the operations and future prospects of Carolina Trust and Clover include, but are not limited to: the ability to meet other closing conditions to the proposed merger between Carolina Trust and Clover; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the merger transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in Carolina Trust’s publicly filed documents with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Carolina Trust and Clover assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

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